Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-214800, No. 333-244736, No. 333-262615 and No. 333-277164) on Form S-8 and the registration statement (No. 333-287594) on Form F-3 of our report dated April 29, 2026, with respect to the consolidated financial statements of GDS Holdings Limited and the effectiveness of internal control over financial reporting.

/s/ KPMG Huazhen LLP

Shanghai, China

April 29, 2026